Exhibit 99.1

FOR IMMEDIATE RELEASE

GYRODYNE COMPANY OF AMERICA, INC. ANNOUNCES FINAL RESULTS OF RIGHTS OFFERING; RECEIVES $6,116,055 IN GROSS PROCEEDS

ST. JAMES, NY – June 26, 2015 – Gyrodyne Company of America, Inc. (NASDAQ: GYRO) (“Gyrodyne”), a self-managed and self-administered real estate investment trust, today announced the final results of its rights offering.

Gyrodyne received confirmation from Computershare Trust Company, N.A., Gyrodyne’s subscription agent, of the previously announced preliminary results that a total of 7,044,894 shares were subscribed for in the rights offering, consisting of 1,009,376 shares under the basic subscription privilege and 6,035,518 shares under the oversubscription privilege. Based on the maximum 2,224,020 shares that were issuable in the rights offering, 1,214,644 shares were allocated to shareholders who properly exercised their oversubscription privilege, pro rata in proportion to the aggregate number of shares subscribed for under the over-subscription privilege, or 20.12499% of each oversubscriber’s requested shares.

Gyrodyne expects Computershare to begin distributing the shares and refund checks for unfulfilled oversubscriptions to shareholders today.  As a result of the rights offering, Gyrodyne’s common stock will increase by 2,224,020 shares to 3,706,700.  Gyrodyne has received the maximum $6,116,055 sales proceeds from the rights offering, and estimates the net proceeds to be approximately $5,606,000.

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CONTACT

Frederick C. Braun III
President and CEO

631.584.5400

About Gyrodyne Company of America, Inc.

Gyrodyne, a real estate investment trust, manages the business and properties of Gyrodyne Special Distribution LLC (“GSD”), pursuant to GSD’s limited liability company agreement which provides that Gyrodyne has the sole and absolute discretion regarding the management and affairs of GSD in its capacity as GSD’s managing member. GSD owns a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area, subject to related mortgage debt in favor of Flowerfield Mortgage Inc. (“FMI”), with Flowerfield Properties, Inc. (“FPI”) having the contractual right to manage the business and properties of GSD. FMI and FPI are both subsidiaries of Gyrodyne. GSD owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans. GSD also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. FPI is also a limited partner in Callery Judge Grove, L.P., the only assets of which consist of potential future payments upon the achievement of certain development benchmarks by the purchaser in the 2013 sale by the partnership of an undeveloped 3,700 plus acre property in Palm Beach County, Florida. Gyrodyne’s common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at www.gyrodyne.com.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the process of exploring strategic alternatives, risks associated with the Company's ability to implement the tax liquidation, plan of liquidation or the plan of merger, the risk that the proceeds from the sale of the Company's assets may be substantially below the Company's estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy the Company's obligations to its current and future creditors, the risk of shareholder litigation against the tax litigation, the plan of liquidation or the plan of merger and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing the Company's undeveloped property in St. James, New York and other risks detailed from time to time in the Company's SEC reports. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Gyrodyne's Registration Statement on Form S-1, which was declared effective by the Securities and Exchange Commission on May 18, 2015.